UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2004

Price Legacy Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-20449	33-0628740
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17140 Bernardo Center Drive, Suite 300, San Diego, California		92128
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 675-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 20, 2004, Price Legacy Corporation issued a press release announcing that Price Legacy’s stockholders voted to approve and adopt the Agreement and Plan of Merger with PL Retail LLC and to approve the merger pursuant to which PL Acquisition Corp., a wholly-owned subsidiary of PL Retail LLC, will merge with and into Price Legacy with Price Legacy continuing as the surviving corporation, with all of its common stock owned by PL Retail LLC.  Under the terms of the merger agreement, holders of Price Legacy’s common stock will receive $18.85 per share in cash plus a prorated common dividend from October 1, 2004 through the closing of the merger.  Price Legacy estimates the total merger consideration will equal $19.097 per share based upon a closing date of Tuesday, December 21, 2004.

A copy of the press release issued by Price Legacy on December 20, 2004, announcing the approval and adoption of the merger agreement and the approval of the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Price Legacy Corporation on December 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICE LEGACY CORPORATION

Date December 20, 2004
	By:	/s/ Jeffrey R. Fisher
	Name:	Jeffrey R. Fisher
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Price Legacy Corporation on December 20, 2004.